Brian F. Hughes
124 Colonial Ridge Drive
Haddonfield, NJ 08033

Via Email
July 20, 2022

Al Kapoor
Chairman & CEO
Omnilit Acquisition Corp
1111 Lincoln Road, Suite500
Miami Beach, FL 33139

Re: Resignation from the Omnilit Board of Directors

Dear Al,

I am writing to tender my resignation from the Board of Directors of Omnilit Acquisition Corp (the "Company"), effective July 22, 2022.

My decision to resign from the Company's board of directors is a personal decision and not the result of any disagreement with the Company's operations, policies or procedures.

I have appreciated the opportunity to serve on the Company's board and wish you and the Company the best as you continue to move forward.

Best regards,

Brian F. Hughes